UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 238-1488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 13, 2006, Multi-Fineline Electronix, Inc., through its wholly owned subsidiary, Aurora Optical, Inc. (collectively, “the Company”), entered into an agreement to purchase the real property and related improvements for its Tucson, Arizona, facility which is currently under a long-term lease which expires in 2015. The Arizona facility is comprised of approximately 47,000 square feet and is used by the Company for engineering, lens assembly and manufacturing operations. Pursuant to the terms of the lease, the Company previously agreed to negotiate in good faith with the landlord for the purchase of the property prior to June 13, 2006. The Company expects the closing to occur within one to two weeks, at which time the purchase price of approximately $4.8 million will paid and the underlying lease will terminate.

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements in this filing include, but are not limited to, statements regarding the anticipated closing of the real property purchase. Forward-looking statements include statements that are not historical fact and may be preceded by the words “will,” “plan,” “expect,” “estimate,” “aim,” or similar words. The Company claims the protection of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements. Actual events or results may differ materially from the Company’s expectations. Important factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements include the impact of changes in demand for the Company’s products and the Company’s success with new and current customers, the Company’s ability to develop and deliver new technologies, the Company’s ability to diversify its customer base, the Company’s effectiveness in managing manufacturing processes and costs and expansion of its operations, the degree to which the Company is able to utilize available manufacturing capacity, enter into new markets and execute its strategic plans, the Company’s ability to successfully manage power shortages in China, the impact of competition and of technological advances, and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2005. Forward-looking statements represent the Company’s judgment as of the date they are made. The Company disclaims any intent or obligation to update any forward-looking statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 14, 2006	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ REZA MESHGIN
Reza Meshgin President and Chief Operating Officer

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